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FUEL TECH EXECUTIVE CHAIRMAN DOUGLAS G. BAILEY TO RETIRE; VINCENT J. ARNONE NAMED CHAIRMAN OF THE BOARD

WARRENVILLE, Ill., July 25, 2017 – Fuel Tech, Inc. (NASDAQ: FTEK), a world leader in advanced engineering solutions for the optimization of combustion systems and emissions control in utility and industrial applications, today announced that Douglas G. Bailey has informed the Board of Directors of his decision to retire as Executive Chairman, effective September 1, 2017. As part of an established and ongoing succession planning process, Mr. Bailey will remain a member of the Company’s Board of Directors.
Fuel Tech’s Board of Directors has elected Vincent J. Arnone, Fuel Tech’s President and Chief Executive Officer, to the position of Chairman of the Board, effective September 1, 2017. Mr. Arnone will receive no additional compensation associated with assuming the responsibilities of Chairman of the Board. The Board's decision to combine the roles of Chairman and Chief Executive Officer recognizes the need for the Company to be cost-efficient throughout all areas of the business, while maintaining responsible and effective corporate governance. Further, to complement the combined Chairman and CEO positions that will go into effect September 1, 2017, the Company will continue its existing lead independent director role as part of the Company’s corporate governance structure.
Mr. Bailey was appointed Executive Chairman April 1, 2015, served as President and Chief Executive Officer from April 2010 through March 2015, Chairman of the Board of Fuel Tech since January 2010, Deputy Chairman from December 2002 through December 2009, and has been a director since 1998. Mr. Arnone, who for 18 years served Fuel Tech in a variety of capacities with ever increasing responsibilities in each role, became a member of the Board and President and Chief Executive Officer of the Company on April 1, 2015.
“It has been my honor to serve Fuel Tech and its shareholders over the last 20 years, and I look forward to working with Vince to ensure a smooth transition of responsibilities,” said Mr. Bailey. “I am also very pleased to continue to participate in Fuel Tech’s ongoing development as a member of the Board of Directors, and remain committed to working collaboratively to advance our strategies and enhance long-term shareholder value.”
“I would like to thank Doug for his years of guidance and dedication to Fuel Tech and our shared mission, and I am honored to succeed him as Chairman,” said Mr. Arnone. “As stated earlier this month, we believe that Fuel Tech is on the correct path towards value creation, driven by a refreshed business focus, lower operating costs and improved business activity. I look forward to helping to lead the Company into the next phase of its growth and evolution.”
About Fuel Tech
Fuel Tech is a leading technology company engaged in the worldwide development, commercialization and application of state-of-the-art proprietary technologies for air pollution control, process optimization, and advanced engineering services. These technologies enable customers to produce both energy and processed materials in a cost-effective and environmentally sustainable manner.
The Company’s nitrogen oxide (NOx) reduction technologies include advanced combustion modification techniques and post-combustion NOx control approaches, including NOxOUT®, HERT™, and Advanced SNCR systems, ASCR™ Advanced Selective Catalytic Reduction systems, and I-NOx® Integrated NOx Reduction Systems, which utilize various combinations of these systems, along with the ULTRA® process for safe ammonia generation. These technologies have established Fuel Tech as a leader in NOx reduction, with installations on over 900 units worldwide.
Fuel Tech’s technologies for particulate control include Electrostatic Precipitator (ESP) products and services including complete turnkey capability for ESP retrofits, with experience on units up to 700 MW. Flue gas conditioning (FGC) systems include treatment using sulfur trioxide (SO3) and ammonia (NH3) based conditioning to improve the performance of ESPs by modifying the properties of fly ash particles. Fuel Tech’s particulate control technologies have been installed on more than 125 units worldwide.
The Company’s FUEL CHEM® technology revolves around the unique application of chemicals to improve the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion, opacity and improving boiler operations. The Company has experience with this technology, in the form of a customizable FUEL CHEM program, on over 110 units.
Fuel Tech also provides a range of services, including boiler tuning and selective catalytic reduction (SCR) optimization services. In addition, flow corrective devices and physical and computational modeling services are available to optimize flue gas distribution and mixing in both power plant and industrial applications.
Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. These capabilities, coupled with the Company’s innovative technologies and multi-disciplined team approach, enable Fuel Tech to provide practical solutions to some of our customers’ most challenging problems. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.